EXHIBIT 23.1

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                              CONSENT OF ATTORNEYS


     Reference is made to the Registration Statement of Flexible Solutions International, Inc. on Form S-4 whereby the Company proposes to issue 11,630,991 shares of its common stock. Reference is also made to Exhibit 5 included in the Registration Statement relating to the validity of the securities proposed to be issued.

     We hereby consent to the use of our opinion concerning the validity of the securities proposed to be issued.


                                 Very truly yours,

                                 HART & HART, LLC

                                 /s/ William T. Hart

                                 William T. Hart


Denver, Colorado
May 21, 2018